Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------

                            CHEM INTERNATIONAL, INC.
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            (Exact name of registrant as specified in its charter)

Delaware                                             13-3035216
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(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

                   201 Route 22, Hillside, New Jersey 07205
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(Address of Principal Executive Offices)       (Zip Code)

                            CHEM INTERNATIONAL, INC.
                                STOCK OPTION PLAN
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                            (Full title of the plan)

                                  E. Gerald Kay
                                    President
                            CHEM INTERNATIONAL, INC.
                                  201 Route 22
                           Hillside, New Jersey 07205
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                    (Name and address of agent for service)

                                (973) 926-0816
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         (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Michael J. Nita, Esq.
                             Shanley & Fisher, P.C.
                               131 Madison Avenue
                          Morristown, New Jersey 07962
                                (973) 285-1000

                         Calculation of Registration Fee
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                                      Proposed       Proposed
Title of                              maximum        maximum
securities             Amount         offering       aggregate     Amount of
to be                  to be          price per      offering      registra-
registered             registered     share(1)       price(1)      tion fee

Common Stock,          1,000,000      $2.625         $2,625,000    $795.46
$.002 par value        shares
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(1) Estimated  solely for the purpose of  calculating  the  registration  fee in accordance with Rule 457(h) based on the average of the high and low price per share as reported on the Nasdaq Small Cap Market on October 6, 1997.







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                                     Part I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


            Documents relating to the Chem International, Inc. Stock Option Plan (the "Plan") and containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1), and are not filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in the registration statement pursuant to Item 3 of
Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").






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                                     Part II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

            The following documents, which have been filed by the registrant with the Securities and Exchange Commission, are hereby incorporated by reference:

            (i) the registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997; and

            (ii) the description of the registrant's common stock, par value $.002 per share (the "Common Stock"), and its Class A Redeemable Warrants set forth in the registrant's Registration Statement filed pursuant to Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such description.

            All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.     Description of Securities.

            Not Applicable


Item 5.     Interests of Named Experts and Counsel.






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            None.






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Item 6.     Indemnification of Directors and Officers.

            The Company is  organized  under the laws of the State of  Delaware.
Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

            A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.






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            Section  102(b)(7) of the Delaware General  Corporation Law allows a
Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

            The  Company's   Certificate  of  Incorporation   provides  for  the
limitation on liability permitted by Section 102(b)(7). The Company maintains directors and officers' liability insurance.

Item 7.     Exemption from Registration Claimed.

            Not applicable.


Item 8.     Exhibits.

            4.1 Restated Certificate of Incorporation of Chem International, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-5240.

            4.2 By-Laws of Chem International, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-5240).

            4.3 Chem International, Inc. Stock Option Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2, Registration No. 333-5240.

            5 Opinion of Shanley & Fisher, P.C.





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            23.1   Consent of Shanley & Fisher, P.C. (included in Ex
                   hibit 5).

            23.2*  Consent of Moore Stephens, P.C.

            24* Powers of Attorney.
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   * Filed herewith

Item 9.     Undertakings.

            (a)    The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                        (ii)    To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S- 3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.





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                   (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Hillside, State of New Jersey on the 8th day of October, 1997.

       CHEM INTERNATIONAL, INC.


       By:  E. Gerald Kay
            E. Gerald Kay
            Chairman of the Board,
            President and Director

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                   Capacity in Which Signed


E. Gerald Kay                        Chairman of the Board,
E. Gerald Kay                        President and Director
                                     (principal executive officer)


Eric Friedman                        Vice President and Treasurer
Eric Friedman                        (principal financial and
                                     accounting officer)



Robert J. Canarick*                  Director
Robert J. Canarick



Christina M. Kay*                    Director
Christina M. Kay



Riva L. Kay*                         Director
Riva L. Kay






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Leonard Stowe*                       Director
Leonard Stowe



*E. Gerald Kay hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on October 8, 1997 pursuant to a power of attorney filed herewith.

By:E. Gerald Kay
   E. Gerald Kay
   Attorney-in-Fact

Dated:  October 8, 1997






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                                  EXHIBIT INDEX


Exhibit


5       Opinion of Shanley & Fisher, P.C.

23.1 Consent of Shanley & Fisher, P.C. (included in Exhibit 5)

23.2    Consent of Moore Stephens, P.C.

24      Powers of Attorney